Exhibit 10.2

AMENDMENT TO SECOND AMENDED & RESTATED

EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) to the Second Amended & Restated Employment Agreement by and between ADT LLC (the “Company”), and James D. DeVries (the “Executive”), dated as of September 4, 2018 (the “Employment Agreement”), is made by and between the Company and the Executive, effective as of November 30, 2018 (the “Amendment Effective Date”). Capitalized terms used herein that are not otherwise defined shall have the meaning attributed to them in the Employment Agreement.

WHEREAS, the Executive has been employed by the Company pursuant to the terms of the Employment Agreement; and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree to amend the Employment Agreement, effective as of the Amendment Effective Date, as follows:

1.	Section 2(c)(i) of the Employment Agreement is hereby restated in its entirety as follows:

“Prior to the Effective Date, the Executive shall serve as President of ADT Inc. with responsibilities, duties, and authority customary for such position. As of the Effective Date, the Executive shall serve as President and Chief Executive Officer of ADT Inc. with responsibilities, duties, and authority customary for such position. Such duties, responsibilities, and authority may include services for one or more subsidiaries of ADT Inc. (including, but not limited to, the Company). Prior to the Effective Date, the Executive shall report to the Chief Executive Officer of the Company. As of the Effective Date, the Executive shall report to the Board. The Executive agrees to observe and comply with the Company’s rules and policies as adopted from time to time by the Company. The Executive shall devote his full business time, skill, attention, and best efforts to the performance of his duties hereunder; provided, however, that the Executive shall be entitled to (A) serve on civic, charitable, and religious boards and, with advance notice to the Board, one (1) for-profit board of directors, and (B) manage the Executive’s personal and family investments, in each case, to the extent that such activities do not materially interfere with the performance of the Executive’s duties and responsibilities hereunder, are not in conflict with the business interests of the Company or its Affiliates, and do not otherwise compete with the business of the Company or its Affiliates.”

2.	Except as expressly modified hereby, all provisions of the Employment Agreement will remain in full force and effect.

3.

On and after the Amendment Effective Date, each reference to the Agreement shall mean and be a reference to the Agreement as amended hereby, and this Amendment and the Agreement shall be read together and construed as a single instrument. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Agreement, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

4.

This Amendment may be executed in counterparts (including via facsimile and electronic image scan (pdf)), each one of which shall be deemed an original and all of which together shall constitute one and the same Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed as of the Amendment Effective Date.

COMPANY

ADT LLC

By:	/s/ P. Gray Finney
	Name:	P. Gray Finney
	Title:	Senior Vice President & Chief Legal Officer

EXECUTIVE

/s/ James D. DeVries
James D. DeVries

[Signature Page to Amendment to Second Amended & Restated Employment Agreement]